EXHIBIT 32.2

                             CERTIFICATE PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      In connection with the Quarterly Report of Integrated Healthcare Holdings, Inc. (the "Company") on Form 10-QSB for the quarter ended June 30, 2004, as filed with the Securities and Exchange Commission (the "Report"), each of the undersigned, in the capacities and on the dates indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

            1. the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

            2. the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company at the dates and for the period indicated.

      This Certificate has not been, and shall not be deemed, "filed" with the Securities and Exchange Commission.


         Dated:  August 13, 2004                     By: /s/ James Ligon
                                                         -----------------------
                                                         James Ligon
                                                         Chief Financial Officer